                                                         C O N F I D E N T I A L




                                 Project WINSTON




                                                 PRELIMINARY VALUATION MATERIALS

                                                         DILLON, READ & CO. INC.

                                                                    JUNE 2, 1997




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CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                                 Project WINSTON
================================================================================

The accompanying material was compiled on a confidential basis for use by the Board of Directors of WINSTON (the "Company") in evaluating the material described herein and not with a view to public disclosures or filing thereof under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Federal Securities Laws"). This material was prepared for the Company for the specific use by specific persons and was not prepared to conform with any disclosure standards under the Federal Securities Laws. Neither the Company nor Dillon, Read & Co. affiliates, advisors, agents or representatives warrants the accuracy or completeness of any of the material set forth herein. Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past or the future.

It should be understood that any estimates, valuations and/or projections contained in the accompanying material were prepared or derived from information supplied by the Company without any independent verification thereof by Dillon Read. Accordingly, no representation or warranty can be or is made by Dillon Read as to the accuracy or achievability of any such valuations, estimates and/or projections.

                                   DILLON READ




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



CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                                 Project WINSTON
================================================================================

                                TABLE OF CONTENTS

                                                            PAGE
                                                            ----
OVERVIEW OF DILLION READ ROLE AND PROCESS.................... 1

REVIEW OF SUB'S BUSINESS PLAN................................ 3

HISTORICAL STOCK PRICE PERFORMANCE........................... 7

COMPARABLE COMPANY ANALYSIS.................................. 8

DISCOUNTED CASH FLOW ANALYSIS................................11

PREMIUMS PAID IN MINORITY SQUEEZE-OUTS.......................13

                                   DILLON READ




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CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                               Project WINSTON/1
================================================================================

OVERVIEW OF DILLON READ ROLE AND PROCESS

         Dillon Read has been retained by WINSTON to evaluate the potential of acquiring the minority stake of its publicly held U.S. subsidiary ("SUB")

         This presentation reviews Dillon Read's preliminary valuation analysis of SUB

         As part of its valuation review Dillon Read has:

         - Met with management of SUB to preliminary review SUB's business plan

         - Preliminary identified certain issues regarding the projections which are outlined on the following pages

         This is a preliminary valuation and as such does not represent Dillon Read's final thoughts on SUB's valuation

                                   DILLON READ




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CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                               Project WINSTON/2
================================================================================

OVERVIEW OF DILLON READ ROLE AND PROCESS

         DILLON READ UTILIZED THE FOLLOWING VALUATION METHODOLOGIES TO PRELIMINARILY VALUE SUB:

         -        Historical Stock Price Performance

         -        Comparable Company Analysis

         -        Discounted Cash Flow Analysis

         -        Premiums Paid in Minority Squeeze-Outs

         AN ADDITIONAL VALUATION METHODOLOGY OFTEN EMPLOYED IS A PRO FORMA ACCRETION (DILUTION) ANALYSIS WHICH MEASURES THE IMPACT OF THE ACQUISITION ON THE ACQUIROR'S EARNINGS

         - Dillon Read understands that WINSTON has performed such an analysis

         - For obvious reason, boards are often cautious about acquisitions that may result in significant earnings dilution

         - However, boards may determine, and the "market" has accepted, dilution from an acquisition, provided the acquisition makes strategic sense and can reasonably be expected to produce accretion to earnings in the near term

                                   DILLON READ




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



CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                               Project WINSTON/3
================================================================================

REVIEW OF SUB'S BUSINESS PLAN
--------------------------------------------------------------------------------

CONSOLIDATED INCOME STATEMENT(1)
(dollars in millions, except per share)


                            Historical YE 6/30               Projected Fiscal Year Ending June 30,
                           --------------------   --------------------------------------------------------------
                            1995       1996       1997      1998       1999        2000       2001       2002
                            ----       ----       ----      ----       ----        ----       ----       ----
Revenues                   $64.9      $75.8      $99.4     $161.7     $178.8      $207.9     $251.6     $286.7
     % Growth                NA        16.8%      31.1%      62.6%      10.6%       16.3%      21.0%      14.0%
Gross Profit               $15.6      $17.4      $36.2     $ 58.2     $ 60.3      $ 70.0     $ 95.3     $114.3
     % Margin               24.1%      22.9%      36.4%      36.0%      33.7%       33.7%      37.9%      39.9%
     Trading Expenses      $10.2      $13.7(2)   $17.7     $ 18.9     $ 20.5      $ 21.5     $ 22.5     $ 23.3
     R&D                     7.7       10.4        9.7       14.4       15.7        18.2       21.7       25.4
                           -----      -----      -----     ------     ------      ------     ------     ------

EBIT                       $(2.3)     $(6.7)     $ 8.8     $ 24.9     $ 24.1      $ 30.3     $ 51.1     $ 65.5
     % Margin               (3.5)%     (8.9)%      8.8%      15.4%      13.5%       14.6%      20.3%      22.9%
Net Income(3)              $(3.7)     $(7.3)     $ 2.3     $ 12.7     $ 12.3      $ 16.3     $ 29.4     $ 38.6
Primary EPS(4)             $(0.25)    $(0.49)    $ 0.15    $  0.84    $  0.82     $  1.08    $  1.95    $  2.56
Fully-diluted EPS(4)          --         --      $ 0.23    $  0.71    $  0.70     $  0.88    $  1.49    $  1.91
     % Growth                 NA         NM         NM      204.5%      (2.4)%      26.2%      69.2%      28.4%

================================================================================
Note 1: Business Plan was developed by SUB Inc. management.
Note 2: Trading expenses for 1996 includes approximately $1.9 million of acquisition and restructuring expenses.
Note 3: Assumes convertible preferred stock dividend of $2.8 million paid annually throughout forecast period.
Note 4: Assumes conversion of convertible preferred stock into approximately 6.6 million shares of common stock.

PHARMACEUTICALS REPRESENT APPROXIMATELY 75% OF REVENUES AND NEARLY ALL OF SUB'S OPERATING INCOME (EBIT)

                                   DILLON READ




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


CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                               Project WINSTON/4
================================================================================

REVIEW OF SUB'S BUSINESS PLAN
--------------------------------------------------------------------------------

PHARMACEUTICALS INCOME STATEMENT(1)
(dollars in millions)


                                                                                                                     Comparable
                                         Historical Ye                                                                Company
                                              6/30                     Fiscal Year Ending June 30,                   Statistics
                                         --------------    ---------------------------------------------------    ----------------
                                         1995     1996     1997      1998     1999     2000     2001     2002     1-YEAR    3-YEAR
                                         ----     ----     ----      ----     ----     ----     ----     ----     ------    ------

Revenues                                 $61.1    $63.8    $84.6    $119.1    $131.0   $149.6   $174.4   $214.5
    % Growth                               N/A      4.4%    32.6%     40.8%     10.0%    14.1%    16.6%    22.8%     2.8%     17.8%
Gross Profit                             $14.7    $16.7    $35.6    $ 48.9    $ 48.9   $ 54.5   $ 71.2   $ 93.0
    % Margin                              24.0%    26.2%    42.1%     41.1%     37.3%    36.4%    40.8%    43.4%    37.9%     42.4%
    Trading Expenses                     $ 9.8    $10.9(2) $13.9    $ 13.2    $ 13.6   $ 14.0   $ 14.5   $ 14.9
    R&D                                    6.7      9.1      8.5      11.9      13.1     15.0     17.4     21.4
                                         -----    -----    -----    ------    ------   ------   ------   ------
EBIT                                     $(1.9)   $(3.2)   $13.3     $23.8     $22.2    $25.6    $39.3    $56.7
    % Margin                              (3.1)%   (5.1)%   15.7%     19.9%     17.0%    17.1%    22.5%    26.5%     4.3%     11.4%



================================================================================
Note 1: Business plan was developed by SUB Inc. management.

Note 2: Trading expenses for 1996 include approximately $1.9 million of acquisition and restructuring expenses.

    Issues

        Underlying assumption of future competitive landscape

        Product-by-product pricing and market share assumptions

        1997 to 1998 growth; sustain growth from 1998 base

        Important near-term products: Clonazepam, Diclofenac and Pentoxyfilline

        Infrastructure capable of growth (i.e., operations and trading expenses assumptions)

                                   DILLON READ


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



CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                               Project WINSTON/5
================================================================================

REVIEW OF SUB'S BUSINESS PLAN
--------------------------------------------------------------------------------

INJECTIBLES INCOME STATEMENT(1)
(DOLLARS IN MILLIONS)

                                        Fiscal Year Ending June 30,
                           ------------------------------------------------------
                           1997      1998      1999     2000     2001     2002
                           ----      ----      ----     ----     ----     ----

Revenues                  $14.0     $ 30.8    $30.5     $38.4    $54.0    $50.5
     %Growth                NA       114.7%    (1.0)%    26.0%    40.7%    (6.5)%
Gross Profit              $ 6.0     $ 11.3    $11.0     $13.6    $20.8    $18.9
     % Margin              43.0%      36.7%    36.2%     36.0%    36.5%    37.4%
     Operations           $ 5.4     $  5.6    $ 5.6     $ 5.8    $ 6.1    $ 6.3
     Trading Expenses       3.0        3.9      4.0       4.2      4.5      4.7
     R&D                    1.0        1.7      1.8       2.3      3.2      3.0
                          -----     ------    -----     -----    -----    -----

EBIT                      $(3.4)    $  0.2    $(0.4)    $ 1.4    $ 7.1    $ 4.9
     % Margin             (24.3)%      0.6%    (1.4)%     3.8%    13.1%     9.6%

--------------------------------------------------------------------------------
Note 1: Business plan was developed by SUB Inc. management.

         ISSUES

         -        Shell Glass Vial ("SGV") sales

         -        Variability of profits

         -        2000 to 2001 sales growth



                                   DILLON READ




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CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                               Project WINSTON/6
================================================================================

REVIEW OF SUB'S BUSINESS PLAN

--------------------------------------------------------------------------------
DEVICES INCOME STATEMENT(1)
(dollars in millions)

                                                                            Fiscal Year Ending June 30,
                                              --------------------------------------------------------------------------------------
                                               1997            1998            1999            2000           2001            2002
                                              ------          ------          ------          ------         ------          -----
Revenues                                      $ 0.8            $11.8           $17.9           $19.9           $23.2         $22.0
     % Growth                                    NA               NM            47.2%           15.1%           16.4%         (5.0)%
Gross Profit                                  $ 0.4            $ 4.0           $ 6.5           $ 8.2           $10.0         $ 9.5
     % Margin                                  53.1%            33.9%           37.6%           41.0%           43.3%         43.3%
     Operations                               $ 0.5            $ 0.4           $ 0.6           $ 0.7           $ 0.8         $ 0.8
     Trading Expenses                           0.8              1.9             2.8             3.2             3.5           3.7
                                                0.3              0.8             0.8             0.9             1.0           1.0
                                              -----            -----           -----           -----           -----         -----
EBIT                                          $(1.2)           $ 0.9           $ 2.3           $ 3.3           $ 4.7         $ 4.0
     % Margin                                    NA              7.9%           13.2%           16.7%           20.2%         16.1%

--------------------------------------------------------------------------------
Note 1: Business plan was developed by SUB Inc. management.



ISSUES

     -   "Start-up" nature of business

     -   Safe-Connect sales

     -   R&D

     -   Margin expansion

                                   DILLON READ




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CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                               Project WINSTON/7
================================================================================

HISTORICAL STOCK PRICE PERFORMANCE

--------------------------------------------------------------------------------

LATEST TWELVE MONTHS STOCK PRICE GRAPH

$14

                              High:             $12.88
$12                           Low:              $ 4.00
                              Average:          $ 6.96
                              5/27/97  Close:   $11.00
$10

 $8

 $6

 $4
--------------------------------------------------------------------------------
 5/28/96  6/21/96  7/17/96  8/12/96   9/5/96   10/1/96  11/20/96  12/16/96
 1/9/97  2/4/97  2/28/97  3/26/97  4/21/97  5/15/97








                                   DILLON READ




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CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                               Project WINSTON/8
================================================================================

COMPARABLE COMPANY ANALYSIS

--------------------------------------------------------------------------------

MARGIN AND GROWTH RATE ANALYSIS


                         LTM Margins                           3 Year Margins              1-Year Growth Rates   3-Year Growth Rates
                ------------------------------        ------------------------------     ----------------------  ------------------
Company         Gross     EBITDA         EBIT         Gross      EBITDA        EBIT      Revenues        EPS      Revenues    EPS
-------         -----     ------         ----         -----      ------        ----      --------     ---------  --------     ---

ALPHARMA        38.1%       6.6%          0.0%         40.7%      12.5%         6.5%       (6.7)%     (162.8)%       1.8%       NM %

Barr            23.4       13.3          11.5          22.4        7.3          4.8        16.3         (3.0)       45.9       64.0

IVAX            30.3       (6.9)        (12.0)         38.9       10.5          6.2        (8.6)      (174.6)        0.7        NM

Mylan           42.1       18.3(1)       14.1(1)       52.3       31.1(1)      27.4(1)     (0.8)       (15.7)       24.9       17.8

Taro            55.6       11.3           8.1          57.6       15.2         11.8        14.0          8.9        15.8      (21.3)

Teva            38.9       19.3          14.6          39.3       18.7         14.8        17.4         18.4        27.4        4.1

Watson          55.2       30.9(1)       27.7(1)       56.1       27.2(1)      23.6(1)     27.1         20.5        37.7       44.1
------------------------------------------------------------------------------------------------------------------------------------
Mean            37.9%       8.5%          4.3%         42.4%      15.3%        11.4%        2.8%       (69.4)%      17.8%      20.1%

Median          38.9       13.3          11.5          40.7       15.2         11.8        14.0         (3.0)       24.9        4.1
------------------------------------------------------------------------------------------------------------------------------------


-------------------

Note 1: Mylan and Watson EBITDA and EBIT margins adjusted to factor out effect of JV equity earnings and royalty income.



                                   DILLON READ




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CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                               Project WINSTON/9
================================================================================

COMPARABLE COMPANY ANALYSIS

--------------------------------------------------------------------------------
MULTIPLES ANALYSIS
($IN MILLIONS, EXCEPT PER SHARE VALUE)



                                                                             Equity Value to:              Enterprise Value to LTM:
                Current         Equity    Enterprise     LTM     ---------------------------------------  --------------------------
Company          Price          Value(1)   Value(2)    Revenues  LTMEPS  1997E EPS  1998E EPS  1999E EPS  Revenues  EBITDA    EBIT
-------          -----          --------   --------    --------  ------  ---------  ---------  ---------  --------  ------    ----

ALPHARMA        $17,000    $    370.3  $    648.3  $    479.8      NMx    30.9x       19.1x      17.0x     1.4x      NMx       NMx

Barr             26,500         561.8       530.0       276.8      NM     22.1        17.3       13.3      1.9       NM        NM

IVAX              9,688       1,176.9     1,541.2     1,101.8      NM      NM         17.0       14.7      1.4       NM        NM

Mylan            14,625       1,784.3     1.688.0       416.1    26.4    24.2         21.4       14.5      NM(3)   16.7(4)   20.2(4)

Taro              6,625          71.6        95.7        56.5    34.3    16.6           NA         NA     1.7      15.0      21.0

Teva             59,344       3,696.2     4,065.3     1,001.3    36.7    24.2         17.2       13.0     4.1      21.1      27.7

Watson           39,875       1,726.0     1,483.5       252.0    20.1    17.3         14.5       11.6      NM(3)   12.8(4)   13.6(4)

                                                    --------------------------------------------------------------------------------
                                                    Mean         29.4x   22.5x        17.7x      14.0x    2.1x     16.4x     20.6x

                                                    Median       30.4    23.1         17.3       13.9     1.7      15.9      20.6
                                                    --------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Note 1: Equity Value equals shares outstanding multiplied by stock price.
Note 2: Enterprise Value equals Equity Value plus debt less cash and equivalents.
Note 3: Mylan and Watson revenue multiples were excluded because revenues of JV are not recorded.
Note 4: Mylan and Watson EBITDA and EBIT multiples include JV equity earnings.



                                   DILLON READ

CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                              Project WINSTON/10
================================================================================

COMPARABLE COMPANY ANALYSIS

--------------------------------------------------------------------------------
IMPLIED MULTIPLES AT VARIOUS PRICES
($in millions, except per share values)




                                            Current                Assumed Prices per Share                  Comparable Companies
                                              SUB       ----------------------------------------------     -------------------------
Statistic                                    Value      $9,000    $10,500   $12,000   $13,000  $15,000       High     Mean     Low
-------------------------------              -----      ------    -------   -------   -------  -------       ----     ----     ---

Implied SUB Equity Value(1)                  $224.8     $195.0    $227.5    $260.0    $292.5    $325.0

Implied SUB Enterprise Value(1)               228.0      198.2     230.7     263.2     295.7     328.2

Latest Twelve Months EPS                     $(0.07)        NMx       NMx       NMx       NMx       NMx       36.7x    29.4x   20.1x

Street Estimates(1)
-------------------

Forecast CY 1997 EPS                         $ 0.32       28.6x     33.3x     38.1x     42.9x     47.6x       30.9x    22.5x   16.6x

Forecast CY 1998 EPS                           0.58       15.6      18.2      20.8      23.4      26.0        21.4     17.7    14.5

Internal Estimates(1)
---------------------

Forecast Cy 1997 EPS                         $ 0.47       19.1x     22.3x     25.5x     28.7      31.9x       30.9x    22.5x   16.6x

Forecast CY 1996 EPS                           0.69       13.0      15.1      17.3      19.4      21.6        21.4     17.7    14.5

Forecast CY 1999 EPS                           0.78       11.6      13.5      15.4      17.4      19.3        17.0     14.0    11.6

LTM Revenues                                 $ 89.6        2.2x      2.6x      2.9x      3.3       3.7x        4.1x     2.1x    1.4x

LTM EBITDA                                      7.3       27.3      31.7      36.2      40.7      45.1        21.1     16.4    12.8

LTM EBIT                                        3.9         NM        NM        NM        NM        NM        27.7     20.6    13.6
------------------------------------------------------------------------------------------------------------------------------------

Note 1: Assumes conversion of Class A and Class B preferred stock.




                                   DILLON READ

CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                              Project WINSTON/11
================================================================================



PRELIMINARY DISCOUNTED CASH FLOW ANALYSIS

                                                                                       Projected For The Year Ended June 30,
                                                                                     ---------------------------------------------
Free Cash Flow Calculation                                                           1997    1998    1999    2000    2001     2002
                                                                                     ----    ----    ----    ----    ----     ----
Operating income                                                                     8.8     24.9    24.1    30.3    51.1     65.5
Taxes @ 36.6%                                                                        3.2      9.1     8.8    11.1    18.7     24.0
          Tax effected operating income                                              5.6     15.6    15.3    19.2    32.4     41.5

Plus: depreciation & amortization                                                    0.0      4.4     5.0     5.7     6.4      7.2
Less: changes in net working capital                                                 0.0     10.3     3.0    (0.2)   10.5      8.8
Less: capital expenditures                                                           0.0     15.9     9.4     7.8     5.8      4.9
                                                                                     ----    ----    ----    ----    ----     ----
          Free cash flow                                                             5.6     (6.1)    8.0    17.3    22.5     35.1



                                   DILLON READ

CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                              Project WINSTON/12
================================================================================



PRELIMINARY DISCOUNTED CASH FLOW ANALYSIS
(Dollars in Millions, Except Per Share Data)

                                                                                       Projected for the Year Ended June 30,
TERMINAL YEAR -- 2002                                                 AGGREGATE   ------------------------------------------------
PERPETUAL GROWTH ANALYSIS(1)                                              FCF       1998      1999      2000      2001        2002
                                                                      ---------   -------   -------   -------   -------    -------

Free cash flow                                                                     ($6.1)     $8.0     $17.3     $22.5      $35.1
Free cash flow discounted at:
    16.00%                                                              $40.9      ($5.3)     $5.9     $11.1     $12.4      $16.7
    17.25%                                                               39.1       (5.2)      5.8      10.8      11.9       15.8
    18.50%                                                               37.4       (5.2)      5.7      10.4      11.4       15.0
    19.75%                                                               35.7       (5.1)      5.5      10.1      11.0       14.2
    21.00%                                                               34.2       (5.1)      5.4       9.8      10.5       13.5



                                                                                               Perpetual Growth Rates
                                                                                 -------------------------------------------------
                                                                                   6.0%      7.0%      8.0%      9.0%      10.0%
                                                                                  ------   -------   -------   -------    -------

Year 2002 terminal value -- perpetual growth at discount rates of:
     16.00%                                                                       $177.0    $198.5    $225.4    $260.0     $306.1
     17.25%                                                                        149.1     165.2     184.8     209.1      240.1
     18.50%                                                                        127.3     139.7     154.4     172.2      194.2
     19.75%                                                                        109.8     119.5     130.9     144.4      160.7
     21.00%                                                                         95.6     103.3     112.3     122.8      135.2
Enterprise value at discount rates of:
     16.00%                                                                       $217.9    $239.4    $266.3    $300.9     $347.0
     17.25%                                                                        188.2     204.3     223.9     248.2      279.2
     18.50%                                                                        164.6     177.0     191.7     209.6      231.6
     19.75%                                                                        145.5     155.3     166.6     180.2      196.4
     21.00%                                                                        129.6     137.5     146.5     157.0      169.4
Implied equity value per share at discount rates of:(1)
     16.00%                                                                       $  9.91   $ 10.90   $ 12.14   $ 13.74    $ 15.87
     17.25%                                                                          8.54      9.28     10.18     11.31      12.74
     18.50%                                                                          7.45      8.02      8.70      9.52      10.54
     19.75%                                                                          6.57      7.02      7.54      8.17       8.92
     21.00%                                                                          5.84      6.20      6.61      7.10       7.67



(1) Assumes net debt of $3.3 mm and shares outstanding of 21 mm as of March 31, 1997.


                                   DILLON READ

CONFIDENTIAL DRAFT - All numbers are preliminary and subject to change
                                                              Project WINSTON/13
================================================================================


PREMIUMS PAID IN MINORITY SQUEEZE-OUTS


--------------------------------------------------------------------------------
Premiums Paid in Buy-Ins
($ in millions, except per share)



                                                                                                       % OWNED
   DATE                                                            PRICE PER   VALUE OF    % SHARES      POST     ONE DAY  FOUR WEEK
ANNOUNCED         TARGET                        ACQUIROR             SHARE    TRANSACTION  ACQUIRED  TRANSACTION  PREMIUM   PREMIUM
---------  --------------------------  --------------------------- ---------  -----------  --------  -----------  -------  ---------
12/06/96   MaxServ Inc                 Sears Roebuck & Co.           $7.75        $39.9      42.3%      100.0%      19.2%     55.0%
10/10/96   WCI Stoel Inc               Renco Group Inc.              10.00         50.5      15.5       100.0       17.5       77.6
09/26/96   General Physics Corp        National Patent Development    5.10         26.1      48.0       100.0       15.6       36.0
08/08/96   Roto-Rooter Inc.            Chemad Corp                   41.00         93.6      45.1        94.5       12.3       11.2

09/26/95   SCOR US Corp                SCOR                          15.25         55.4      20.0       100.0       37.1       36.6
08/25/95   GEICO Corp                  Berkshire Hathaway Inc.       70.00      2,347.0      49.0       100.0       25.5       25.3
07/14/95   REN Corp USA                COBE Laboratories             20.00        177.7      47.0       100.0       27.0       26.0
09/26/95   Grand Gaming Corp           Grand Casinos Inc.             5.06         38.5      22.2       100.0       34.8       55.7
05/19/95   BIC Corp                    BIC SA                        10.50        212.6      22.0       100.0       13.3       28.6
04/07/95   LIH Bdcstg                  McCaw Cellular Common        129.90      3,323.4      48.0       100.0       18.2       19.7
04/05/95   Club Med Inc                Club Mediterranean SA         32.00        153.4      33.0       100.0       41.4       44.5

11/02/94   Pacific Telecom             PacificCorp                   30.00        159.0      13.4       100.0       23.7       23.7
09/08/94   Coniel Cellular Inc         OTE Corp                      25.50        254.3      10.0       100.0       43.7       36.0
08/21/94   Castle & Cocks Homes Inc.   Dole Food Co Inc.             15.75         61.5      17.8       100.0       35.5       55.6
07/28/94   Chemical Waste
           Management Inc              WMX Technologies Inc           8.85        397.4      21.4       100.0       19.5        1.1
06/06/94   Ogden Projects Inc          Ogden Corp                    18.36        110.3      15.3       100.0        5.8       20.5
05/05/94   General Cable               Wassall PLC                    6.00         35.9      46.3        95.7       17.1       11.6
03/01/94   FoxMayer Corp               National Intergroup Inc       14.48         79.7      19.5       100.0        7.1       11.2

06/17/93   Hudson Energy Resources
             Corp                      Apache Corp                   15.00         30.3      33.5       100.0       26.3       25.0
04/25/93   Southernslam Public
             Service Co                DWG Corp                      25.60         96.1      29.0       100.0       65.2       86.2

11/13/92   Brand Cos Inc               Rust International Inc        10.75        185.0      44.0       100.0        4.9        4.9
08/17/92   PHLCORP Inc                 Leucadia National Corp        25.70        139.9      36.9       100.0       12.1       28.9
03/02/92   Grace Energy Corp           WR Grace & Co                 19.00         77.3      10.6       100.0       24.6        7.8
02/06/92   Spelling Entertainment
             Inc                       Charter Co                     7.25         43.0      19.0       100.0       52.6       45.0

                                                                                       ---------------------------------------------
                                                                                         Mean                       24.7%      32.3%
                                                                                         Median                     21.6       27.3
                                                                                         High                       65.2       86.2
                                                                                         Low                         4.9        1.1
                                                                                       ---------------------------------------------



                                   DILLON READ